EXHIBIT 99.2
THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2005

REPORT OF INDEPENDENT AUDITORS
The Board of Directors of
The Jackson Organization, Research Consultants, Inc.
We have audited the accompanying balance sheets of The Jackson Organization, Research Consultants, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Jackson Organization, Research Consultants, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
Nashville, Tennessee
March 9, 2007,
except for Note 10, as to which the date is
March 12, 2007

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
BALANCE SHEETS

	December 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$66,391	$318,674
Accounts receivable, net of allowance for doubtful accounts of $21,000 at December 31, 2005 and $-0- at December 31, 2004	1,507,629	1,283,253
Accounts receivable unbilled	13,447	21,680
Employee loans	4,235	1,557
Related party loan receivable	43,713	135,271
Related party receivables	73,715	—
Income taxes receivable	—	12,609
Prepaid expenses and other current assets	176,683	96,143
Deferred tax assets, current	791,710	546,860

Total Current Assets	2,677,523	2,416,047
Property and equipment:
Equipment and software	1,043,566	1,056,018
Furniture	294,937	247,047
Leasehold improvements	57,298	57,298

	1,395,801	1,360,363
Less accumulated depreciation	(784,087)	(611,830)

	611,714	748,533

Other assets	21,156	10,541

Total Assets	$3,310,393	$3,175,121

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$169,125	$122,550
Accrued expenses and other liabilities	516,283	736,996
Current portion of capital lease obligations	5,136	—
Current portion of long term debt	478,570	273,374
Deferred revenue	2,932,077	2,237,812

Total Current Liabilities	4,101,191	3,370,732
Deferred tax liabilities	122,122	122,191
Capital lease obligations, net of current portion	20,401	—
Long term debt, net of current portion	672,140	144,997

Total Liabilities	4,915,854	3,637,920

Stockholders’ Deficit:
Common Stock, $10 stated value, 1,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2005 and 2004	10,000	10,000
Additional paid in capital	23,333	23,333
Treasury stock, 150 shares at cost	(850,000)	—
Accumulated deficit	(788,794)	(496,132)

Total Stockholders’ Deficit	(1,605,461)	(462,799)

Total Liabilities and Stockholders’ Deficit	$3,310,393	$3,175,121

See accompanying notes to the financial statements.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2005	2004
Revenues, net	$8,579,767	$8,674,953
Operating costs and expenses:
Cost of revenues (excluding depreciation)	4,625,673	3,849,586
Sales and marketing	1,974,890	2,071,288
Depreciation	217,738	200,354
Other general and administrative expenses	2,145,913	2,403,890

Total operating costs and expenses	8,964,214	8,525,118

(Loss) income from operations	(384,447)	149,835

Other income (expense):
Interest income	5,745	271
Interest expense	(24,398)	(26,326)
Other expense	(28,595)	(61,820)

Total other income (expense)	(47,248)	(87,875)

(Loss) income before income taxes	(431,695)	61,960

Income tax benefit (provision)	139,033	(50,417)

Net (loss) income	$(292,662)	$11,543

See accompanying notes to the financial statements.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2005 AND 2004

			Additional	Treasury		Total
	Common Stock		Paid In	Stock, At	Accumulated	Stockholders’
	Shares	Amount	Capital	Cost	Deficit	Deficit
Balance at December 31, 2003	1,000	$10,000	$23,333	$—	$(507,675)	$(474,342)
Net income	—	—	—	—	11,543	11,543

Balance at December 31, 2004	1,000	10,000	23,333	—	(496,132)	(462,799)
Net loss	—	—	—	—	(292,662)	(292,662)
Purchase of treasury stock	—	—	—	(850,000)	—	(850,000)

Balance at December 31, 2005	1,000	$10,000	$23,333	$(850,000)	$(788,794)	$(1,605,461)

See accompanying notes to the financial statements.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2005	2004
OPERATING ACTIVITIES:
Net (loss) income	$(292,662)	$11,543
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	217,738	200,354
Provision for doubtful accounts	21,000	—
Loss on disposition of property and equipment	22,570	68,520
Deferred tax benefit	(244,919)	(76,678)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(237,143)	(309,675)
Other receivables	(63,784)	83,488
Prepaid expenses and other current assets	(80,540)	32,695
Accounts payable	46,575	(61,950)
Accrued expenses and other liabilities	(220,713)	427,948
Deferred revenue	694,265	616,650

Net cash (used in) provided by operating activities	(137,613)	992,895

INVESTING ACTIVITIES:
Purchases of property and equipment	(81,341)	(280,994)
Proceeds from sale of property and equipment	7,750	—
Proceeds from repayment of related party loan receivable	91,558	—
Provision of related party loan receivable	—	(135,271)
Payments associated with cash surrender value of life insurance policies	(10,615)	(5,515)

Net cash provided by (used in) investing activities	7,352	(421,780)

FINANCING ACTIVITIES:
Proceeds from issuance of debt	28,554	762,221
Payments for capital lease obligations	(4,361)	—
Repayments of debt	(146,215)	(1,107,359)

Net cash used in financing activities	(122,022)	(345,138)

Net (decrease) increase in cash and cash equivalents	(252,283)	225,977
Cash and cash equivalents at beginning of period	318,674	92,697

Cash and cash equivalents at end of period	$66,391	$318,674

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$24,398	$26,326

Income taxes paid	$256,974	$—

NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of vehicle through issuance of note payable	$—	$64,574

Capital lease obligations incurred	$29,898	$—

Issuance of long-term debt to purchase treasury stock	$850,000	$—

See accompanying notes to the financial statements.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Reporting Entity
The Jackson Organization Research Consultants, Inc. (“the Company”) was incorporated in the state of Maryland on January 15, 1997 and is headquartered in Laurel, Maryland. The Company provides survey, research and related services to the healthcare industry throughout the United States.
Business Segment
The Company operates primarily in one business segment – survey, research and related services to healthcare organizations.
Basis of Presentation
The accompanying financial statements which present the results of operations of the Company for the years ended December 31, 2005 and 2004, have been prepared using accounting principles generally accepted in the United States of America.
Revenue Recognition
Revenues are derived from survey, research and related services provided through the Company’s information products.
Patient survey and reporting services are provided through the use of online reporting methodologies. These revenues are recognized using the proportional performance method consistent with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition,”, reflecting recognition throughout the service period which corresponds with the survey cycle and reporting access by the customer, which typically approximates five months. Revenues associated with the medical staff, community, employee and other surveys are recognized when services are completed which coincides with delivery of survey results to the customer. All other revenues are recognized as the related services are performed or products are delivered to the customer.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and such differences could be material to the financial statements.
Cash and Cash Equivalents
We consider cash and cash equivalents to be unrestricted, highly liquid investments with initial maturities of less than three months.
Accounts Receivable
Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable from customers are typically due within 30 days and are unsecured.
Other and Unbilled Receivables
Other receivables include income tax refunds receivable, unbilled receivables and other amounts due from third parties. Unbilled receivables represent revenue earned or reimbursable expenses for contracts accounted for using the proportional performance method for which invoices have not been generated or billing milestones have not been reached.
Allowance for Doubtful Accounts
The Company presents accounts receivable net of an allowance for doubtful accounts. The Company has experienced few historical write-offs. Management reviews its accounts receivable portfolio on a regular basis to determine if any amounts are potentially uncollectible. Write-offs are made in the period management determines a balance will not be collected.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Property and Equipment
Property and equipment are stated on the basis of cost. Depreciation is provided using the straight-line method over the following estimated useful lives, as follows:

Asset Category	Years
Equipment and software	3-7
Furniture and office equipment	5-7
Leasehold improvements are amortized utilizing the straight-line method over the shorter of the estimated useful life or the remaining term of the lease.
Prepaid Expenses and Other Assets
Prepaid expenses consist of advanced payment of expenses associated with delivering patient survey services, prepaid insurance, and other assets expected to benefit future periods. Other assets consistent of cash surrender value of life insurance policies.
The Company defers certain direct, incremental costs associated with outsourced survey services. These costs are charged to cost of revenues consistent with the recognition of the related revenues.
Long-Lived Assets
We account for assets of a long term nature (“long-lived assets”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“Statement 144”), which requires that companies consider whether events or changes in facts and circumstances, both internally and externally, may indicate that an impairment of long-lived assets held for use are present. We measure any impairment based on discounted future cash flows from the long-lived assets. The cash flow estimates and discount rates incorporate management’s best estimates, using appropriate and customary assumptions and projections at the date of evaluation.
Deferred Revenue
Deferred revenue represents amounts, which have been billed or collected, but not yet recognized in revenue.
Advertising
We expense the costs of advertising in accordance with SOP 93-7, “Reporting on Advertising Costs.” Advertising expense for the years ended December 31, 2005 and 2004 was approximately $5,000 and $4,000, respectively.
Income Taxes
Income taxes have been provided using the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under the liability method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statements and the tax bases of assets and liabilities measured at tax rates that will be in effect for the year in which differences are expected to affect taxable income.
Comprehensive Income (Loss)
The comprehensive income (loss) for the Company is equivalent to its net income (loss).

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Concentrations of Credit Risk and Significant Customers
We place our temporary excess cash investments in high quality, short-term money market instruments. At times, such investments may be in excess of the FDIC insurance limits.
Our services are provided to various companies in the healthcare industry that are located in the United States. We perform ongoing credit evaluations of our customers’ financial condition and generally require no collateral from customers. A significant portion of our revenues are generated from a relatively small group of customers. One customer represented more than ten percent of net revenues during 2005 and 2004. During both 2005 and 2004, revenues associated with that customer represented approximately 23 percent of total revenues. Total accounts receivable from this customer at December 31, 2005 and 2004 was $262,371 and $182,423, respectively.
Concentrations of credit risk with respect to trade receivables are limited to customers dispersed across the United States. All trade receivables are concentrated in the healthcare segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the healthcare industry.
Fair Value of Financial Instruments
The following methods and assumptions were used in estimating fair value for financial instruments:
Cash and cash equivalents: The carrying amounts approximate the fair value because of the short-term maturity or short-term nature of such instruments.
Accounts receivable, loans and other receivables, prepaid expenses, accounts payable, notes payable, accrued liabilities and deferred revenue: The carrying amounts, net of any allowances, approximate the fair value because of the short-term nature of such instruments. Certain related party loan receivables include interest at rates that vary from market terms, but any differences between the book value and fair value are insignificant.
2. RECENT ACCOUNTING PRONOUNCEMENTS
In July 2006, the Financial Accounting Standards Board issued FIN No. 48, “Accounting for Uncertainty in Income Taxes,” which is an interpretation of SFAS No. 109, “Accounting for Income Taxes.” FIN 48 creates a single model to address uncertainty in tax positions, and clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition. In addition, FIN 48 clearly scopes out income taxes from SFAS No. 5, Accounting for Contingencies. Management is in the process of evaluating the impact of this new standard on the Company’s financial position and results of operations. The Company will be required to adopt the provisions of FIN 48 effective January 1, 2007.
On September 15, 2006 the FASB issued, SFAS No. 157, “Fair Value Measurements.” The standard provides guidance for using fair value to measure assets and liabilities and applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is in the process of evaluating the impact of this new standard on the Company’s financial position and results of operations.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
3. STOCKHOLDERS’ DEFICIT
The Company is authorized to issue up to 1,000 shares of common stock. There were 1,000 shares issued and outstanding as of December 31, 2005 and 2004, respectively.
During October 2005, the Company entered into an agreement to repurchase 150 shares held by the minority stockholder. Accordingly, these shares have been classified as treasury stock at December 31, 2005 and are valued at cost. See Note 4 and Note 7 for further details regarding this transaction.
4. RELATED PARTY TRANSACTIONS
In February 2006, the Company entered into a lease agreement for office space in an office building owned by a Limited Liability Company which is solely owned by the Company’s President and majority stockholder. During 2005, the Company made payments of $73,715 to this LLC associated with advances to fund construction of the building, which is reflected as a related party receivable on the balance sheet as of December 31, 2005. The Company also is a guarantor of an approximately $3.0 million construction loan between General Electric Capital Corporation and the LLC.
In October 2005, the Company entered into an agreement with the minority stockholder to purchase the 150 shares of stock held by the minority stockholder for a contractual amount of $510,000. In connection with the stock purchase agreement, the Company executed a secured promissory note for $510,000. Also in connection with the stock purchase agreement, the Company entered into a twelve-year employment agreement with the former stockholder, effective January 1, 2006. The agreement provides for annual compensation of $20,000 in 2006 plus benefits, with annual modification based on changes in the Consumer Price Index. Compensation is guaranteed by the Company for the entire term of the agreement. Because all payments to the former minority stockholder are guaranteed regardless of services rendered, the Company has accounted for the transaction as the acquisition of treasury stock in the aggregate amount of $850,000. See Note 7 and Note 10 for further details regarding an amendment to this agreement made during 2006.
In December 2004, the Company loaned $135,000 to the Company’s President and majority stockholder. Terms of the note call for interest to accrue at the annual rate of 2.5%, a rate which is below market, with any outstanding balance due on December 31, 2005. The terms of the loan were later modified to allow the note balance to be paid during 2006. The outstanding balance is reflected as a related party loan receivable at December 31, 2005 and 2004 on the accompanying balance sheets. Interest income associated with this loan for the years ended December 31, 2005 and 2004 totaled $5,138 and $271, respectively.
5. INCOME TAXES
The benefit (provision) for income taxes is comprised of:

	December 31,
	2005	2004
Current federal	$(87,379)	$(99,777)
Current state	(18,507)	(27,318)
Deferred federal	215,620	67,505
Deferred state	29,299	9,173

Benefit (provision) for income taxes	$139,033	$(50,417)

Income tax provision (benefit) differs from the amounts computed by applying the federal statutory rate of 34% to the income (loss) before income taxes as follows:

	Years Ended December 31,
	2005	2004
Federal tax benefit (provision) at the statutory rate	$146,777	$(21,065)
State income tax benefit (provision), net of federal benefit	19,944	(2,863)
Permanent differences	(31,630)	(25,336)
Other	3,942	(1,153)

Benefit (provision) for income taxes	$139,033	$(50,417)

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
5. INCOME TAXES (continued)
Deferred federal and state income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities are as follows:

	December 31,
	2005	2004
Current deferred tax assets:
Deferred revenue	$793,649	$489,523
Allowance for doubtful accounts	8,110	—
Deferred rent liabilities	4,606	16,975
Accrued liabilities	—	54,124

Total current deferred tax assets	806,365	560,622

Current deferred tax liabilities:
Accrued liabilities	(4,276)	—
Prepaid and other current assets	(10,379)	(13,762)

Total current deferred tax liabilities	(14,655)	(13,762)

Net current deferred tax assets	$791,710	$546,860

Noncurrent deferred tax liabilities:
Depreciation	$(120,316)	$(120,752)
Amortization	(1,806)	(1,439)

Total noncurrent deferred tax liabilities	$(122,122)	$(122,191)

The Company has not established a valuation allowance for deferred tax assets at December 31, 2005 and 2004, due to the Company’s history of realizing these assets in the future.
6. EMPLOYEE BENEFIT PLANS
401(k) Plan
The Company has a defined-contribution employee benefit plan (“401(k) Plan”) incorporating provisions of Section 401(k) of the Internal Revenue Code. Employees must meet certain eligibility requirements to participate in the 401(k) Plan. Under the provisions of the 401(k) Plan, a plan member may make contributions, on a tax-deferred basis, not to exceed the maximum amount allowed by the IRS. The Company has fully matched participant contributions on the first three percent (3%) of eligible compensation and matches at the rate of fifty percent (50%) for contributions between three and five percent (3-5%) of eligible compensation. The Company provided matching contributions of $142,680 and $140,696 to the 401(k) Plan for the years ended December 31, 2005 and 2004, respectively.
7. DEBT
At December 31, 2005 and 2004, the Company had the following debt outstanding:

	December 31, 2005	December 31, 2004
Term loan – Branch, Banking & Trust Company	$106,860	$203,820
Vehicle note – Lexus Financial Services, Inc.	36,811	52,331
Secured promissory note – Minority Stockholder	850,000	—
Line of credit – Branch, Banking & Trust Company	157,039	162,220

	1,150,710	418,371
Less current portion	(478,570)	(273,374)

Long-term debt (net of current portion)	$672,140	$144,997

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
7. DEBT (continued)
Notes Payable
On December 6, 2002, the Company borrowed $390,000 from Branch, Banking & Trust Company. Terms of the note require the loan to be fully repaid by 48 monthly payments of principal plus interest at the floating rate of “Bank’s Prime Rate plus 0.5%”. The note could be prepaid in whole or in part at any time, with any prepayments subject to a penalty of 1% of the prepayment amount if it is made during the first 36 months of the term of the loan. Security for the loan consists of a priority security interest in all of the Company’s assets, along with an unconditional guaranty by the Company’s President and majority stockholder. The outstanding balance due on the note as of December 31, 2005 and 2004 was $106,860 and $203,820, respectively. The Company repaid the note during 2006.
On February 16, 2004, the Company entered into a note agreement with Lexus Financial Services, Inc. to purchase a vehicle. Terms of the note require the balance of $64,474 to be fully repaid by 48 monthly installments of principal plus interest at the fixed rate of 5.98%. The note is secured by the vehicle. The outstanding balance due on the note as of December 31, 2005 and 2004, which includes both principal and interest, was $36,811 and $52,331, respectively.
In October 2005, the Company entered into an agreement with the minority stockholder to repurchase 150 shares of stock held by the minority stockholder for $510,000. In connection with the stock repurchase agreement, the Company executed a secured promissory note for $510,000. Terms of the promissory note provide for bi-weekly payments of principal and interest beginning January 13, 2006. Interest is payable at the prime rate as reported in the Wall Street Journal and is to be adjusted quarterly. During August 2006, these agreements were amended and replaced by a revised stock purchase agreement and secured promissory note. The purchase price of the shares was adjusted to $850,000 requiring the parties to revise the amount of the promissory note to $807,301, which was inclusive of payments made on the previous note as of the amendment date. At December 31, 2005, the balance sheet reflects the amended $850,000 promissory note. See Note 10 for further details regarding the amendment to this agreement made during 2006.
Line of Credit
On July 6, 2004, the Company obtained a line of credit from Branch Banking and Trust Company, subject to a borrowing base established by the lender, with interest at the floating rate of the bank’s prime rate plus 0.25%. This loan was subsequently converted to a term loan for fifty-four months ending on July 26, 2009. The loan is secured by a priority security interest in all of the Company’s assets, an unconditional guaranty by the Company’s President and majority stockholder and the assignment of a key man insurance policy in the amount of $750,000. As of December 31, 2005 and 2004, the amounts outstanding on this loan were $157,039 and $162,220, respectively.
Scheduled principal payments for debt outstanding, as amended, as of December 31, 2005 for the next five years and thereafter are as follows:

2006	$478,570
2007	169,263
2008	158,098
2009	147,257
2010	102,173
Thereafter	95,349

Total	$1,150,710

See Note 10 for further details regarding debt repayment.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
8. LEASES
Through January 2006, the Company leased and occupied 11,955 square feet of office space in Columbia, Maryland. Monthly rent was subject to annual increases and approximated $24,000 per month from May 2005 through April 2006. The lease expired during April 2006. The Company accounted for this lease by recognizing rent expense on the straight-line basis and adjusting the deferred rent expense liability for the difference between the straight-line rent expense and the amount of rent paid.
The Company moved to a new office space during February 2006, and entered into a lease for 19,170 square feet of commercial office space in Laurel, Maryland. The property is being leased from a company that is solely owned by the Company’s President and majority stockholder. The term of the lease is for ten-years, effective February 1, 2006, with payments due at a base rate of $31,950 per month, increasing each year by the greater of three percent or the difference in Consumer Price Index (CPI) inflation factor in effect each year versus the CPI inflation factor in effect during the base year of the lease. The lease agreement provides for one renewal option for an additional five year term. In connection with this lease agreement, the Company guaranteed approximately $3.0 million of debt owed by the Company’s President and majority stockholder. This debt is secured by the office building leased by the Company.
The Company also leases certain office equipment under non-cancelable operating leases. Total rent expense under all operating leases totaled $306,680 and $300,973 for the years ended December 31, 2005 and 2004, respectively, and is included in general and administration expenses in the accompanying financial statements.
Future rental payment commitments at December 31, 2005 under capital and non-cancelable operating leases, with initial terms of one year or more, are as follows:

	Capital	Operating
	Leases	Leases
2006	$6,993	$461,463
2007	6,993	398,795
2008	6,993	410,613
2009	6,993	422,786
2010	2,331	430,473
Thereafter	—	2,395,689

Total minimum lease payments	30,303	$4,519,819

Less amounts representing interest	(4,766)

Present value of minimum lease payments (including $5,136 classified as current)	$25,537

The carrying value of assets under capital leases, which are included with owned assets in the accompanying consolidated balance sheets was $24,417 and $-0- at December 31, 2005 and 2004, respectively. Amortization of the assets under the capital leases is included in depreciation expense on the accompanying statements of operations.
9. LITIGATION
In the ordinary course of business, the Company is from time to time involved in various pending legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the financial condition and / or results of operations of the Company. However, in the opinion of the Company’s management, matters currently pending or threatened against the Company are not expected to have a material adverse effect on the financial position or results of operations of the Company.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
10. SUBSEQUENT EVENTS
During August 2006, the stock purchase agreement, secured promissory note, and employment agreement with the minority stockholder were amended and replaced by a revised stock purchase agreement and secured promissory note. The employment agreement was cancelled. The contractual purchase price of the shares was adjusted to $850,000 requiring the parties to revise the amount of the promissory note to $807,301, which is inclusive of previous payments. In addition, a lump sum payment of $250,000 was due and payable on or before December 31, 2006, with the remaining balance due and payable in sixty equal monthly installment payments of at least $9,288, plus interest, until paid in full. In the event of a change in control of the Company, the amount payable on the note shall become accelerated and become payable in a lump sum from the proceeds of any such change of control transaction. The $250,000 payment was made during January 2007, and there were no late payment penalties assessed.
During December 2006, the Company repaid the vehicle note and sold the vehicle to the Company’s President and majority stockholder, for approximately $30,800. The Company recognized a loss of approximately $17,000 upon the sale of this asset.
On March 12, 2007, the Company and its majority stockholder entered into a stock purchase agreement with HealthStream, Inc. in which HealthStream, Inc. acquired 100% of the Company’s common stock from the stockholder, for consideration of approximately $11,650,000 payable in cash and 252,616 shares of HealthStream, Inc. common stock. In connection with this agreement, the minority stockholder note payable and Branch, Banking and Trust Company debt was repaid. In addition, the previous lease agreement for office space was terminated and replaced with a new five year agreement, including two options to renew the lease for two years each.